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                           Schedule 14A Information

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]Preliminary Proxy Statement
[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))

[_]Definitive Proxy Statement
[X]Definitive Additional Materials
[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        METROPOLITAN SERIES FUND, INC.
               (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.
[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5) Total fee paid:
  Previously paid

[_]Fee paid previously with preliminary materials.

  [_]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

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TO VOTE "FOR" ALL PROPOSALS, CHECK THE BOX TO THE RIGHT.             / / FOR ALL
PROPOSALS

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON SPECIFIC PROPOSALS, CHECK THE APPROPRIATE BOXES BELOW.

1. Election of Directors

The following eight persons have been nominated by the Board of Directors of the Fund to serve until their successors are elected and qualified:

Steve A. Garban       David A. Levene            Michael S. Scott Morton          Toby Rosenblatt
Dean O. Morton        Arthur Typermass           Linda B. Strumpf                 H. Jesse Arnelle

//FOR ALL NOMINEES except as indicated on the line below.        / / WITHHOLD  authority for ALL nominees.
To withhold authority to vote for any nominee,  print that nominee's name on the line below.

2. Approval of a new Investment Management Agreement             / / FOR         / / AGAINST           / / ABSTAIN
for the Portfolio with New England Investment Management,
LLC.

3. METLIFE STOCK INDEX PORTFOLIO, LEHMAN BROTHERS AGGREGATE      / / FOR         / / AGAINST           / / ABSTAIN
    BOND INDEX PORTFOLIO, METLIFE MID CAP STOCK INDEX
    PORTFOLIO, MORGAN STANLEY EAFE INDEX PORTFOLIO, RUSSELL
    2000 INDEX PORTFOLIO ONLY:  Approval of a Sub-Investment
    Management Agreement for the Portfolio with Metropolitan
    Life Insurance Company.

4. Approval of a grant of authority to NEIM to enter into new    / / FOR         / / AGAINST           / / ABSTAIN
    new sub-investment management agreements without
    additional shareholder approval under certain conditions.

5. To ratify the selection of Deloitte & Touche LLP as
     independent auditors for the Fund for the year 2001.        / / FOR         / / AGAINST           / / ABSTAIN


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